Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO THE
RECEIVABLES FINANCING AGREEMENT

This FOURTH AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of April, 29 2019, is entered into by and among NUSTAR FINANCE LLC, as Borrower (the “Borrower”), NUSTAR ENERGY L.P., as initial Servicer (the “Servicer”), MIZUHO BANK, LTD. (“Mizuho”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Lenders, Mizuho and PNC, as Group Agents, and PNC, as Administrative Agent (in such capacity, the “Administrative Agent”).
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Financing Agreement described below.
BACKGROUND
A.The parties hereto have entered into a Receivables Financing Agreement, dated as of June 15, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Financing Agreement”).

B.Concurrently herewith, the Borrower, the Servicer, the Group Agents and the Administrative Agent, are entering into that certain Third Amended and Restated Fee Letter, dated as of the date hereof (the “Amended Fee Letter”).

C.Concurrently herewith, the Borrower, the Servicer, the Group Agents and the Administrative Agent, are entering into that certain letter agreement re: Excluded Obligors (the “Excluded Obligor Letter Agreement”).

D.The parties hereto desire to amend the Receivables Financing Agreement as set forth herein.

NOW, THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:
SECTION 1.Amendments to the Receivables Financing Agreement. The Receivables Financing Agreement is hereby amended as follows:

(a)The definition of “Bank Rate” set forth in Section 1.01 of the Receivables Financing Agreement is amended by deleting the reference to “Section 5.04” where it appears therein and substituting “Section 5.04 or 5.06” therefor.

(b)The definition of “Concentration Percentage” set forth in Section 1.01 of the Receivables Financing Agreement is restated in its entirety as follows:

“Concentration Percentage” means (a) except as provided in clause (b) below, (i) for any Group A Obligor, 17.50%, (ii) for any Group B Obligor, 15.00%, (iii) for any Group C Obligor, 12.50% and (iv) for any Group D Obligor, 3.00%, and (b) for each of the Obligors listed in the chart below (each, a “Special Obligor”), the percentage specified in the chart below for such Special Obligor (the applicable “Special Concentration Limit”); provided, however, that the Administrative Agent (with the prior written consent of each Group Agent) may approve higher “Concentration Percentages” for selected Obligors; provided, further, that the Administrative Agent may (or, at the direction of any Group Agent shall), upon not less than five (5) Business Days’ notice to the Borrower, cancel or reduce the Special Concentration Limit with respect to any or all Special Obligors, in which case the Concentration Percentage for such Special Obligor(s) shall be determined pursuant to clause (a) above. In the event that any other Obligor is or becomes an Affiliate of a Special Obligor, the Special Concentration Limit shall apply to both such Obligor and such Special Obligor and shall be calculated as if such Obligor and such Special Obligor were a single Obligor.

Special Obligor	Special Concentration Limit
Valero Marketing and Supply Company	16%
Delek Refining, Ltd.	6%

(c)The definition of “Eligible Receivable” set forth in Section 1.01 of the Receivables Financing Agreement is amended by restating sub-clause (ii) of clause (a) thereof as follows:

(ii) none of a Governmental Authority, an Excluded Obligor or a Sanctioned Person;
(d)The definition of “Receivable” set forth in Section 1.01 of the Receivables Financing Agreement is restated in its entirety as follows:

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Borrower (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto; provided, however, that “Receivable” does not include any Excluded Receivable. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.
(e)The definition of “Sanctioned Country” set forth in Section 1.01 of the Receivables Financing Agreement is restated in its entirety as follows:

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law, including any such country identified on the list maintained by OFAC and available at: http://www.treasury.gov/resource‑center/sanctions/ Programs/Pages/Programs.aspx, or as such list is otherwise published from time to time.

(f)The definition of “Sanctioned Person” set forth in Section 1.01 of the Receivables Financing Agreement is restated in its entirety as follows:

“Sanctioned Person” means (i) A person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at: http://www.treasury.gov/resource‑center/sanctions/SDN‑List/Pages/default.aspx, or as such list is otherwise published from time to time, (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (iii) any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.
(g)The definition of “Scheduled Termination Date” set forth in Section 1.01 of the Receivables Financing Agreement is amended by deleting the date “September 20, 2020” where it appears therein and substituting “September 20, 2021” therefor.

(h)The definition of “Transaction Documents” set forth in Section 1.01 of the Receivables Financing Agreement is restated in its entirety as follows:

“Transaction Documents” means this Agreement, the Purchase and Sale Agreement, the Lock-Box Agreements, the Fee Letter, the Excluded Obligor Letter Agreement, each Subordinated Note, the Performance Guaranty and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
(i)The following definitions are added to Section 1.01 of the Receivables Financing Agreement in the appropriate alphabetical order:

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Excluded Obligor” means each Obligor designated as an “Excluded Obligor” pursuant to the Excluded Obligor Letter Agreement.
“Excluded Obligor Letter Agreement” means that certain letter agreement re: Excluded Obligors, dated as of the Fourth Amendment Date, among the Borrower, the Servicer, the Group Agents and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Excluded Receivable” means any Receivable (as defined without giving effect to the proviso in the definition thereof) the Obligor of which is an Excluded Obligor.
“Fourth Amendment Date” means April 29, 2019.
“LIBOR Notified Termination Date” has the meaning set forth in Section 5.06(a).
(j)The following new Section 5.06 is added to the Receivables Financing Agreement immediately following Section 5.05 thereof:

SECTION 5.06    Successor LMIR
(a)    If the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that either (i) (A) the circumstances set forth in Section 5.04 have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section 5.04 have not arisen but the applicable supervisor or administrator (if any) of LMIR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying the specific date (the “LIBOR Notified Termination Date”) after which LMIR shall no longer be used for determining interest rates for loans, or (ii) a rate other than LMIR has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrative Agent may (in consultation with the Borrower) choose a replacement index for LMIR and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in Interest based on the replacement index will be substantially equivalent to the all-in Interest based on LMIR in effect prior to its replacement.
(b)    The Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents (including, without limitation, Section 14.01), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. New York City time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Group Agents, unless the Administrative Agent receives, on or before such tenth (10th) Business Day, a written notice from the Majority Group Agents stating that such Majority Group Agents object to such amendment.
(c)    Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a rate based on LMIR to a replacement index-based rate, and (ii) may also reflect adjustments to account for (A) the effects of the transition from LMIR to the replacement index and (B) yield- or risk-based differences between LMIR and the replacement index.
(d)    Until an amendment reflecting a new replacement index in accordance with this Section 5.06 is effective, each Portion of Capital accruing Interest with reference to LMIR will continue to bear interest with reference to LMIR, as applicable; provided however, that if the Administrative Agent (i) determines on any date (which determination shall be final and conclusive, absent manifest error) that the circumstances set forth in Section 5.04 have arisen and are unlikely to be temporary, or (ii) the LIBOR Notified Termination Date has occurred, then following such date, each Portion of Capital that would otherwise accrue Interest with reference to LMIR shall automatically begin accruing Interest with reference to the Base Rate until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(e)    Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.”
(k)Section 7.01 of the Receivables Financing Agreement is amended by adding the following new clause (aa) immediately following the existing clause (z) thereof and, in connection therewith, the existing clause (aa) shall be renumbered as clause (bb):

(aa) Beneficial Ownership Regulation.  As of the Fourth Amendment Date, the Borrower is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Regulation.
(l)Section 8.01 of the Receivables Financing Agreement is amended by adding the following new clause (bb) immediately following the existing clause (aa) thereof:

(bb) Beneficial Ownership Regulation.  Promptly following any change that would result in a change to the status as an excluded “Legal Entity Customer” under (and as defined in) the Beneficial Ownership Regulation, the Borrower shall execute and deliver to the Administrative Agent a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Regulation, in form and substance reasonably acceptable to the Administrative Agent.
SECTION 2.Representations and Warranties of the Borrower and Servicer. The Borrower and the Servicer hereby represent and warrant to each of the parties hereto as of the date hereof as follows:

(a)Representations and Warranties. The representations and warranties made by it in the Receivables Financing Agreement and each of the other Transaction Documents to which it is a party are true and correct in all material respects as of the date hereof unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date.

(b)Enforceability. The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are (assuming due authorization and execution by the other parties thereto) its valid and legally binding obligations, enforceable in accordance with its terms, except (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect relating to creditors’ rights, and (y) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or equity.

(c)No Event of Default. No Event of Default or Unmatured Event of Default has occurred and is continuing, or would occur as a result of this Amendment or the transactions contemplated hereby.

SECTION 3.Effect of Amendment; Ratification. All provisions of the Receivables Financing Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Financing Agreement (or in any other Transaction Document) to “this Receivables Financing Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Financing Agreement shall be deemed to be references to the Receivables Financing Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Financing Agreement other than as set forth herein. The Receivables Financing Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 4.Effectiveness. This Amendment shall become effective as of the date hereof upon (a) receipt by the Administrative Agent of counterparts of this Amendment duly executed by each of the parties hereto, (b) receipt by the Administrative Agent of counterparts of the Amended Fee Letter duly executed by each of the parties thereto, (c) receipt by the Administrative Agent of counterparts of the Excluded Obligor Letter Agreement duly executed by each of the parties thereto and (d) the Administrative Agent having received confirmation that the “Amendment Fee” set forth in the Amended Fee Letter has been paid in accordance with the terms thereof.

SECTION 5.Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.Transaction Document. This Amendment shall be a Transaction Document for purposes of the Receivables Financing Agreement.

SECTION 7.Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.GOVERNING LAW AND JURISDICTION.

(a)THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

(b)EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST

EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 9.Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Financing Agreement or any provision hereof or thereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

NUSTAR FINANCE LLC By: /s/ Thomas R. Shoaf Name: Thomas R. Shoaf Title: Executive Vice President and Chief Financial Officer

NUSTAR ENERGY L.P.,
as the Servicer

By:  Riverwalk Logistics, L.P., its general partner

By:  NuStar GP, LLC, its general partner

By: /s/ Thomas R. Shoaf
Name: Thomas R. Shoaf
Title: Executive Vice President and Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent By: /s/ Michael Brown Name: Michael Brown Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Group Agent for the PNC Group By: /s/ Michael Brown Name: Michael Brown Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Committed Lender By: /s/ Michael Brown Name: Michael Brown Title: Senior Vice President

MIZUHO BANK, LTD., as a Committed Lender By: /s/ Richard A. Burke Name: Richard A. Burke Title: Managing Director

MIZUHO BANK, LTD., as a Group Agent for Mizuho Bank Ltd.’s Group By: /s/ Richard A. Burke Name: Richard A. Burke Title: Managing Director